                                                                     EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         SALON INTERNET, INC. DELAWARE

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)


     Salon Internet, Inc. Delaware, a corporation organized and existing under the General Corporation Law of the State of Delaware on April 1, 1999, (the "Corporation") certifies as follows:


     1. The Corporation's Restated Certificate of Incorporation was duly adopted by the Board of Directors and sole stockholder by written consent in accordance with Sections 242 and 245 of the General Corporation Law.

     2. The Corporation's Certificate of Incorporation is restated to read in full as follows:


     FIRST:    The name of the Corporation is Salon Internet, Inc. Delaware.
     -----

     SECOND:   The address of the registered office of the Corporation in the
     ------
               State of Delaware is Incorporating Services, Ltd., 15 East North
               Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.


     THIRD:    The purpose of the Corporation is to engage in any lawful act or
     -----
               activity for which a corporation may be organized under the General Corporation Law of Delaware.


     FOURTH:
     ------

     A. The Corporation is authorized to issue a total of 63,108,750 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock". The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 13,108,750 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000. All of the authorized shares shall have a par value of $0.001.


               The shares of Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock. The

                 Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


          FIFTH: The following provisions are inserted for the management of
          -----
                 the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

          SIXTH:
          -----

          A. The number of directors shall initially be set at seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     SEVENTH:       The Board of Directors is expressly empowered to adopt,
     -------
                    amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board).
                    The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     EIGHTH:        A director of the Corporation shall not be personally liable
     ------
                    to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                    If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                    Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH:    The Corporation reserves the right to amend or repeal any
     -----
               provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other
                            --------  -------
               provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by a duly authorized officer on this ____ day of ______, 1999.


                                   SALON INTERNET, INC. DELAWARE


                                   By:________________________________________
                                      Todd Hagen, Chief Financial Officer, Vice
                                      President of Finance and Administration
                                      and Secretary

                         SALON INTERNET, INC. DELAWARE

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                              OF THE TERMS OF THE
                SERIES A, SERIES B AND SERIES C PREFERRED STOCK

          (Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

          We, the President and the Secretary, respectively, of Salon Internet, Inc. Delaware, organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on April 8, 1999, adopted the following resolution creating (i) a series of 2,508,750 shares of Preferred Stock designated as Series A Preferred Stock, (ii) a series of 1,100,000 shares of Preferred Stock designated as Series B Preferred Stock, and (iii) a series of 4,500,000 shares of Preferred Stock designated as Series C Preferred Stock.

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, series of Preferred Stock of the Corporation be and they hereby are created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Designation and Amount.  The first series of Preferred Stock shall be
          ----------------------
designated Series A Preferred Stock and shall be comprised of 2,508,750 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock and shall be comprised of 1,100,000 shares. The third series of Preferred Stock shall be designated Series C Preferred Stock and shall be comprised of 4,500,000 shares.

          Relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") are as follows:

          1.   Dividends.
               ---------

               (a) The holders of outstanding Series A, Series B and Series C Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) at the rate per annum of $0.16 per share of Series A Preferred Stock, $0.252 per share of Series B Preferred Stock and $0.31 per share of Series C Preferred Stock, respectively, payable in preference and priority to any payment of any dividend on Common Stock. Each share of Preferred Stock shall rank on a parity with every other Preferred share which may be issued in the future, irrespective of series, with regard to distributions at the respective rates fixed for such series. No distributions shall be declared or paid or set apart for payment on the Preferred shares of any series unless at the time a distribution shall also be declared or paid or set apart for payment, as the case may be, on the Preferred shares of each other series then outstanding at the respective fixed rates for such series. The right to such distributions on Series A, Series B and Series C Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest. After distributions shall have been paid to or declared and set apart upon the Preferred Stock at the respective rate for each series, for any one fiscal year of the Corporation, if the Board of Directors elects to declare additional distributions out of any assets legally available therefor, such additional distributions shall be declared on all shares of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date fixed for declaration of such distribution.

          (b) For purposes of this Section 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or other property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than pursuant to a liquidation, dissolution or winding up of the Corporation pursuant to Section 2 below, other than pursuant to the Corporation's Third Amended and Restated Rights Agreement dated April 14, 1999 (the "Rights Agreement"), and other than repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or other property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     2.   Preference on Liquidation.
          -------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets and surplus funds of the Corporation available for distribution to shareholders shall be distributed as follows:

               (i) First, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series A and Series B Preferred Stock and Common Stock by reason of their ownership of such stock, an amount for each share of Series C Preferred Stock then held by them equal to the sum of (a) $3.88 and (b) the aggregate amount of all declared but unpaid dividends per share, if any, on the shares of Series C Preferred Stock, in each case appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like with respect to such shares (hereinafter such amounts shall be referred as the "Series C Liquidation Preference Amounts").

If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to their preferential amounts described above;

               (ii) Second, the holders of shares of the Series A and Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, an amount for each share of Series A and Series B Preferred Stock then held by them equal to the sum of (a) $2.00 for each share of Series A Preferred Stock, (b) $3.16 for each share of Series B Preferred Stock and (c) the aggregate amount of all declared but unpaid dividends per share, if any, on the shares of Series A and Series B Preferred Stock, in each case appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like with respect to such shares (hereinafter such amounts shall be referred as the "Series A and B Liquidation Preference Amounts").

          If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series A and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred Stock in proportion to their preferential amounts described above.

               (iii) After the distributions described in subsections 2(a)(i) and (ii) have been paid, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of Common Stock and Preferred Stock on an as-converted basis.

          (b) The merger or consolidation of the Corporation into or with another corporation or a transaction or series of related transactions pursuant to which merger, consolidation or transaction or series of transactions the shareholders of the Corporation immediately prior to such merger, consolidation, transaction or series of transactions do not own a majority of the outstanding stock or at least 50% of the voting control of the surviving corporation following such merger, consolidation transaction or series of transactions, or the sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 2; and in any such case the liquidation preference which the holders of Preferred Stock shall be entitled to receive shall be computed in the same manner as if the Corporation's available assets were actually being distributed to shareholders (even though holders of Common Stock and other classes or series of Preferred Stock which may be issued in the future are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution), and the value of the Corporation's assets for purposes of computing the amount of such liquidation preference shall be deemed to be (i) the fair market value of all consideration proposed to be paid or exchanged for all of the Corporation's outstanding capital stock upon any such merger or consolidation, or (ii) the fair market value of all consideration proposed to be paid to the Corporation upon any sale, transfer, or other conveyance of all or substantially all of the assets of the Corporation, as applicable.

          (c) Notwithstanding subsections 2(a) and (b), the holders of Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of capital stock pursuant to the Rights Agreement or Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

     3.   Voting Rights.  In connection with any vote or consent requirement
          -------------
hereunder, and except as otherwise required by law, the holder of each share of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. As long as more than an aggregate of 250,000 shares of Series A Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series A Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. As long as more than an aggregate of 250,000 shares of Series B Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series B Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. As long as more than an aggregate of 250,000 shares of Series C Preferred Stock (appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like) are outstanding, the holders of the Series C Preferred Stock, voting as a single class, shall have the right to elect one member of the Board of Directors of the Corporation. The holders of the Common Stock, voting as a single class, shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock and Preferred Stock, voting as a single class, shall have the right to elect the remaining members of the Board of Directors. The holders of the Preferred Stock shall vote with holders of the Common Stock upon any other matter submitted to a vote of shareholders, except those matters required by law or these articles to be submitted to a class or series vote.

     4.   Conversion Rights.
          -----------------

          (a)  Optional Conversion; Conversion Rate; Conversion Price.  Each
               ------------------------------------------------------
share of Preferred Stock shall be convertible, at the option of the holder thereof, into shares of Common Stock at any time after the issuance of such share. The number of shares of Common Stock into which each share of Series A, Series B and Series C Preferred Stock may be converted shall be determined by dividing $2.00, $3.16 and $3.88 respectively, by a price, hereinafter referred to as the "Conversion Price," in effect for such series of Preferred Stock at the time of the conversion.

The Conversion Price per share of Series A Preferred Stock initially shall be $2.00, the Conversion Price per share of Series B Preferred Stock initially shall be $3.16, and the Conversion Price per share of Series C Preferred Stock initially shall be $3.88, each subject to adjustment as provided in Section 5 below.

          (b)  Automatic Conversion.
               --------------------

               (i)  Conversion of Preferred Shares.  Each share of a given
                    ------------------------------
series of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Price then in effect for such series of Preferred Stock (subject to adjustment pursuant to Section 5 below) at any time during the Conversion Period immediately (as defined below) upon the earlier to occur of:

                    (A) the closing of a sale of the Corporation's securities in an underwritten registered public offering on the NASDAQ National Market with proceeds to the Corporation of at least Twenty Million Dollars ($20,000,000) and an offering price per share to the public equal to or greater than Eleven Dollars and Sixty-Four Cents ($11.64), appropriately adjusted for stock dividends, stock splits, stock combinations, recapitalizations, reclassifications, exchanges and the like ("Initial Public Offering");

                    (B) the date on which the holders of two-thirds of the then outstanding shares of all series of Preferred Stock (determined on an as-converted basis) consent in writing to such conversion; provided, that no shares of Series C Preferred Stock shall convert pursuant to this Section 4(b)(i)(B) unless holders of two-thirds of the then outstanding Series C Preferred Stock consent in writing to such conversion, and provided, further, that all shares of Series C Preferred Stock shall convert pursuant to this Section 4(b)(i)(B) if holders of two-thirds of the then outstanding Series C Preferred Stock consent in writing to such conversion; or

                    (C) at such time as there are outstanding less than an aggregate of 250,000 shares of Series A Preferred Stock, 90,000 shares of Series B Preferred Stock or 375,000 shares of Series C Preferred Stock, appropriately adjusted for stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits and the like.

          (c)  Conversion Mechanics. The holder of any shares of Preferred Stock
               --------------------
may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Except as set forth above, conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subsection 4(d) below. The holder shall be deemed to have become a shareholder of record for the Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event such holder shall be deemed to have become a shareholder of record for the Common Stock on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares of Series A, Series B or Series C Preferred Stock, as the case may be, represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate for the number of shares of Series A, Series B or Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (d)  No Fractional Shares.  No fractional shares of Common Stock or
               --------------------
scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors.

          (e)  Taxes.  The Corporation shall pay any and all issue and other
               -----
taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (f)  Share Reserve.  The Corporation shall at all times reserve and
               -------------
keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder approval), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

          (g)  Registration or Listing.  If any shares of Common Stock to be
               -----------------------
reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          (h)  Status Upon Issuance.  All shares of Common Stock which may be
               --------------------
issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Corporation with respect to the issuance thereof.

     5.   Adjustments.  The number of shares of Common Stock to be issued upon
          -----------
conversion of the Preferred Stock shall be subject to adjustment from time to time as follows:

          (a)  Stock Splits, Dividends and Combinations.  In case the
               ----------------------------------------
Corporation shall at any time subdivide the outstanding Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to each such subdivision or issuance of such stock dividend shall be proportionately increased (with appropriate adjustments in the applicable Conversion Price) and in case the Corporation shall at any time combine the outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to each such combination shall be proportionately decreased (with appropriate adjustments in the applicable Conversion Price), effective at the close of business on the date of each such subdivision, stock dividend or combination, as the case may be.

          (b)  Capital Reorganizations.  In case of any capital reorganization
               -----------------------
(other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to each such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

          (c)  Noncash Dividends, Stock Purchase Rights, Capital Reorganizations
               -----------------------------------------------------------------
and Dissolutions.  In case:
----------------

               (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

               (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

               (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for Preferred Stock, and to the holders of record of the outstanding Preferred Stock, at least ten days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (d)  Other Issuances.  Upon the issuance by the Corporation of any
               ---------------
Equity Securities (as defined below) for consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series C Preferred Stock then in effect, then the Conversion Price for the Series C Preferred Stock shall be reduced to equal the consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities. Upon the issuance by the Corporation, on or after the effective date of this Certificate of Incorporation, of Equity Securities for a consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series B Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of Series B Preferred Stock shall be reduced to equal the consideration per share of Common Stock issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities. Upon the issuance by the Corporation, on or after the effective date of this Certificate of Incorporation, of Equity Securities for a consideration per share of Common Stock issued or issuable upon exchange, exercise or conversion of such Equity Securities of less than the Conversion Price of the Series A Preferred Stock in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price of Series A Preferred Stock shall be reduced to equal the consideration per share of Common Stock issuable upon exchange, exercise or conversion of such Equity Securities received by the Corporation for such Equity Securities.

          For purposes of this subsection 5(d) the following provisions will be applicable:

                    (A) In the case of an issue or sale for cash of shares of Common Stock, the "consideration per share" received by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

               (B) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

               (C) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration per share" received by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

               (D) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration per share" received by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

               (E) The amount of the "consideration per share" received by the Corporation upon the issuance of any rights or options referred to in subsection
(C) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (D) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (A) and (B) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration per share" received by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (C), or the termination of any right of conversion or exchange referred to in subsection (D), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of common stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

               (F) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of a Conversion Price as a result of the issuance after the effective date of this Certificate of Incorporation, (x) of shares of Common Stock (or any options, warrants or rights to purchase such shares) to officers, directors, employees or consultants of the Corporation or its subsidiaries pursuant to stock option or stock purchase plans or agreements or other employee benefit plans and any shares of Common Stock issued upon exercise or conversion pursuant to such plans or agreements, or (y) up to 250,000 shares of Common Stock (or any options, warrants or rights to purchase such shares), appropriately adjusted for any stock combinations, consolidations, stock distributions, reclassifications, stock dividends, stock splits or the like, which have been approved by the Board of Directors in connection with an equipment leasing or other financing arrangements with banks or other financial institutions, or (z) of shares issuable upon conversion or exercise of securities which are outstanding as of the date of this Certificate of Incorporation.

               (G) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or options or rights not referred to in this
Section 5, then, in each such case, the holders of the Series A, Series B and Series C Preferred Stock shall be entitled to the distributions at the rate provided for in Section 1 above before any distribution shall be made to the holders of the Common Stock, and no adjustment to the Conversion Prices provided for in this Section 5 shall be applicable

               (H) For purposes of this Section 5, "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

          (e)  Protection of Conversion Rights.  The Corporation will not, by
               -------------------------------
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A, Series B and Series C Preferred Stock against impairment.

               (f)  Certificate of Adjustment.  Upon the occurrence of each
                    -------------------------
adjustment or readjustment of a Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect for the Series A, Series B and Series C Preferred Stock as the case may be, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

          6.  Changes Affecting the Preferred Stock.  So long as any shares of
              -------------------------------------
Series A, Series B or Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a two-thirds of the total number of shares of Preferred Stock then outstanding, voting together as a single class, (i) alter or change any or all of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A, Series B or Series C Preferred Stock; or (ii) increase or decrease the authorized number of shares of Series A, Series B or Series C Preferred Stock or Common Stock; or
(iii) create any new class or series of shares of preferred stock senior to or on a par with the Series A, Series B or Series C Preferred Stock as to voting rights, dividends, anti-dilution protection or a distribution of assets of the Corporation in liquidation; or (iv) sell, lease, convey, exchange, license, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract or obligation); or (v) effect any merger or consolidation with or into any other corporation such that the shareholders of the Corporation do not own the majority of the outstanding stock following such merger or consolidation except into or with a wholly-owned subsidiary; or (vi) amend the provisions of this Section 6.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this _____ day of ________________, 1999.

                                        ________________________________________
                                        Todd Hagen, Vice President of Finance
                                        and Administration, Chief Financial
                                        Officer and Secretary

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of June __, 1999 by and between Salon Internet, Inc., a California corporation ("Salon California"), and Salon Internet, Inc. Delaware, a Delaware corporation ("Salon Delaware").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Salon Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Salon California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Salon Delaware has authority to issue 50,000,000 shares of Common Stock, par value $0.001 per share (the "Salon Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by Salon California and 13,108,750 shares of Preferred Stock, par value $0.001 per share (the "Salon Delaware Preferred Stock), of which no shares are issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, Salon California has authority to issue 25,000,000 shares of Common Stock (the "Salon California Common Stock"), of which _________ shares are issued and outstanding, and 16,217,500 shares of Preferred Stock (the "Salon California Preferred Stock"), of which 15,566,269 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for Salon Delaware and Salon California have determined that, for the purpose of effecting the reincorporation of Salon California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Salon California merge with and into Salon Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of Salon Delaware and Salon California, the shareholders of Salon California, and the sole stockholder of Salon Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Salon California and Salon Delaware hereby agree to merge as follows:

     1.   Merger.  Salon California shall be merged with and into Salon
          ------
Delaware, and Salon Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.   Governing Documents.  The Certificate of Incorporation of Salon
          -------------------
Delaware shall continue to be the Certificate of Incorporation of Salon Delaware as the surviving Corporation. Article FIRST of the Restated Certificate of Incorporation of Salon Delaware shall be amended to read as follows:

     FIRST:  The name of the Corporation is Salon.com.
     -----

     The Bylaws of Salon Delaware, in effect on the Effective Date, shall continue to be the Bylaws of Salon Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3.   Directors and Officers.  The directors and officers of Salon
          ----------------------
California shall become the directors and officers of Salon Delaware upon the Effective Date and any committee of the Board of Directors of Salon California shall become the members of such committees for Salon Delaware.

     4.   Succession.  On the Effective Date, Salon Delaware shall succeed to
          ----------
Salon California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5.   Further Assurances.  From time to time, as and when required by Salon
          ------------------
Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Salon California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Salon Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Salon California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Salon Delaware are fully authorized in the name and on behalf of Salon California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   Stock of Salon California.
          -------------------------

          a.   Common Stock.  Upon the Effective Date, by virtue of the Merger
               ------------
and without any action on the part of the holder thereof, each two (2) shares of Salon California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Salon Delaware Common Stock.

          b.   Preferred Stock.  Upon the Effective Date, by virtue of the
               ---------------
Merger and without any action on the part of the holder thereof, each two (2) shares of each series of Salon California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Salon Delaware Preferred Stock of an equivalent series.

          c.   Fractional Shares.  No fractional shares which a Salon Delaware
               -----------------
stockholder would otherwise be entitled to receive by reason of the exchange of Salon California stock for Salon Delaware stock shall be issued. In lieu of any fractional shares to which a holder would otherwise be entitled, Salon Delaware shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Effective Date as determined by the Board of Directors of Salon Delaware and for the Preferred Stock, such fraction multiplied by the Conversion Prices as defined in Article FOURTH, subparagraph 4(a) of this Certificate of Incorporation.

     7.   Stock Certificates.  On and after the Effective Date, all of the
          ------------------
outstanding certificates which prior to that time represented shares of Salon California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Salon Delaware stock into which the shares of Salon California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Salon Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Salon Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Salon Delaware stock evidenced by such outstanding certificate as above provided.

     8.   Options and Warrants.  Upon the Effective Date, each outstanding
          --------------------
option, warrant or other right to purchase shares of Salon California stock, including those options granted under the 1995 Stock Option Plan (the "Option Plan") of Salon California, shall be converted into and become an option, warrant, or right to purchase the number of shares of Salon Delaware stock determined by dividing the number of shares of Salon California subject to the option, warrant or right to purchase by two (2), rounded down to the nearest whole number, at a price per share equal to the exercise price of the option, warrant or right to purchase Salon California stock multiplied by two (2), rounded up to the nearest whole cent, and upon the same terms and subject to the same conditions as set forth in the Option Plans and other agreements entered into by Salon California pertaining to such options, warrants, or rights. A number of shares of Salon Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Salon California stock so reserved as of the Effective Date divided by two (2). As of the Effective Date, Salon Delaware shall assume all obligations of Salon California under agreements pertaining to such options, warrants, and rights, including the Option Plans, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9.   Other Employee Benefit Plans.  As of the Effective Date, Salon
          ----------------------------
Delaware hereby assumes all obligations of Salon California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10.  Outstanding Common Stock of Salon Delaware.  Forthwith upon the
          ------------------------------------------
Effective Date, the One Hundred (100) shares of Salon Delaware Common Stock presently issued and outstanding in the name of Salon California shall be canceled and retired and resume the status of authorized and unissued shares of Salon Delaware Common Stock, and no shares of Salon Delaware Common Stock or other securities of Salon Delaware shall be issued in respect thereof.

     11.  Covenants of Salon Delaware.  Salon Delaware covenants and agrees that
          ---------------------------
it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Salon California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Salon Delaware. In connection therewith, Salon Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Salon Delaware of all of the franchise tax liabilities of Salon California.

     12.  Amendment.  At any time before or after approval and adoption by the
          ---------
stockholders of Salon California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Salon Delaware and Salon California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13.  Abandonment.  At any time before the Effective Date, this Merger
          -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Salon California or Salon Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Salon Delaware and the shareholders of Salon California.

     14.  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Salon California and Salon Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                 SALON INTERNET, INC. DELAWARE, a Delaware corporation


                                 By:_______________________________________
                                    Michael O'Donnell, President


                                 SALON INTERNET, INC., a California
                                 corporation


                                 By:_______________________________________
                                    Michael O'Donnell, President

                           CERTIFICATE OF SECRETARY

                                      OF

                         SALON INTERNET, INC. DELAWARE

                           (a Delaware corporation)


     I, Todd Hagen, the Secretary of Salon Internet, Inc. Delaware, a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated June ____, 1999.

     Executed effective on the _____ day of June, 1999.




                                        ________________________________________
                                        Todd Hagen

                          CERTIFICATE OF APPROVAL OF

                        AGREEMENT AND PLAN OF MERGER OF

                             SALON INTERNET, INC.

                          (a California corporation)


     Michael O'Donnell and Todd Hagen certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Salon Internet, Inc., a California corporation (the "Corporation").

     2. This Certificate is attached to the Agreement and Plan of Merger dated as of June __, 1999, providing for the merger of the Corporation with and into a Delaware corporation.

     3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on April 8, 1999.

     4. The total number of outstanding shares of the Corporation entitled to vote on the merger was ______________ shares of Common Stock, 5,000,000 shares of Series A Preferred Stock, 1,898,733 shares of Series B Preferred Stock, and 8,667,536 shares of Series C Preferred Stock.

     5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock, and two-thirds of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a single class.

Dated:  June __, 1999.



                                          ______________________________________
                                          Michael O'Donnell, President


                                          ______________________________________
                                          Todd Hagen, Secretary

     The undersigned, Michael O'Donnell and Todd Hagen, President and Secretary, respectively, of Salon Internet, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at San Francisco, California, on June __, 1999.



                                   _____________________________________________
                                   Michael O'Donnell, President


                                   _____________________________________________
                                   Todd Hagen, Secretary

                          CERTIFICATE OF ELIMINATION

                                      OF

                SERIES A, SERIES B AND SERIES C PREFERRED STOCK

                                      OF

                                   SALON.COM

            (Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware)

      Salon.com, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

     FIRST:    Article FOURTH of the Certificate of Incorporation of the
     -----
Corporation authorizes the issuance of 13,108,750 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which Preferred Stock, 2,508,750 shares have been designated Series A Preferred Stock, 1,100,000 shares have been designated Series B Preferred Stock, and 4,500,000 shares have been designated Series C Preferred Stock pursuant to a Certificate of Designations filed pursuant to Section 151 of the General Corporation Law of the State of Delaware.

     SECOND:   The following resolution was adopted on April 8, 1999 by the
     ------
Board of Directors of the Corporation as required by Section 151(g) of the General Corporation Law of the State of Delaware:

     RESOLVED, that none of the authorized shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are outstanding and no shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     THIRD:    Pursuant to the provisions of Section 151(g) of the General
     -----
Corporation Law of the State of Delaware, all matters set forth in the Certificate of Designations with respect to such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are hereby eliminated from the Certificate of Incorporation.

  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this ____ day of June, 1999.


                                    SALON.COM



                                    By:___________________________________
                                       Todd Hagen, Vice President Finance and
                                       Administration, Chief Financial Officer
                                       and Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                   SALON.COM


     Salon.com, a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the Corporation's Board of Directors has duly adopted the following resolutions:

     RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended to read in full as follows:

          FOURTH: The Corporation is authorized to issue a total of 55,000,000
          ------
          shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 5,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 50,000,000. All of the authorized shares shall have a par value of $0.001.

     2. That the proposed amendment has been duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this _____ day of June, 1999.


                                             SALON.COM


                                        By:  ___________________________________
                                             Todd Hagen, Vice President Finance
                                             and Administration, Chief Financial
                                             Officer and Secretary